Exhibit 99.1

NEWS RELEASE

Contact:	Alliance Data Tiffany Louder – Investor Relations 214.494.3048 tiffany.louder@alliancedata.com Annabelle Baxter – Media 214.494.3818 annabelle.baxter@alliancedata.com	Epsilon Diane Bruno – Media 212.457.7387 diane.bruno@epsilon.com

NATURE'S WAY PARTNERS WITH EPSILON FOR 'HEALTHFUL'
CUSTOMER RELATIONSHIPS

Epsilon to Serve as Digital Agency of Record and Provide CRM Marketing Services to
Deepen Customer Relationships and Enhance Customer Experience for Leading
Dietary Supplements Brand

Dallas, TX, February  26, 2015 – Epsilon, an Alliance Data (NYSE: ADS) company, has signed a new multiyear agreement with Nature's Way, a leading brand of quality dietary supplements, to serve as the digital agency of record across a number of brands as well as to provide CRM marketing services.

Headquartered in Green Bay, WI, Nature's Way was founded in 1969 and has been at the forefront of the herbal health industry. An early leader in educating consumers and retailers on the effectiveness and safety of herbal supplements, Nature's Way strives to promote better health through the power of nature. As the first major U.S. dietary supplement company to be certified as an organic processor, Nature's Way offers an extensive range of health-promoting products that have been carefully scrutinized and tested, including brands such as Alive, CalmAid, Ginkgold, Primadolphilus, Pearls, Remifemin and more.

Under the terms of the agreement, Epsilon will serve as the digital agency of record for Nature's Way across a number of brands including Remifemin, Liquid Glucosamine, Liquid Fiber, Pearls, Fortify and more. Services will include integrated digital marketing services such as website development and optimization, search strategy, social media support, video content strategy and shopper marketing to drive in-store experience in retailers such as Walmart, Walgreens and Costco, as well as digital shopper experience on Amazon.com. The engagement will include strategy and creative services, informed by Epsilon's deep data assets and consumer insights, to enhance customer relationships and drive sales of Nature's Way products.

Epsilon will also partner with Nature's Way to develop a multi-brand CRM strategy as well as associated creative and content to build deeper engagement with customers across marketing channels such as email, mobile and the web. Epsilon will build a comprehensive CRM database to house all customer and prospect information for a 360-degree view of the customer. Epsilon will also help grow the CRM database through customer acquisition strategies across online advertising, paid search and educational content.

"We are excited to work closely with Epsilon to better understand our customers across a variety of marketing channels and reach them with more meaningful content that will engage and build long-lasting relationships," said Stewart Brennan, senior vice president of marketing at Nature's Way. "Epsilon offers the rare combination of insights, technology, strategy and creative that will enable Nature's Way to help more customers achieve a healthy lifestyle."

"Nature's Way has a long and successful history, and has been at the forefront of its industry for decades. With all of the changes in the way that consumers engage with brands, now is an optimal time to invest in the digital space and obtain a comprehensive view of the customer to deliver one-to-one marketing that resonates and drives measurable results," said Bryan Kennedy, chief executive officer of Epsilon. "Nature's Way is committed to leveraging the tools, data and strategy required today to drive engagement and experience for their customers, and we are thrilled to partner with them to drive measurable results for its business."

About Nature's Way
A pioneer in herbal supplements, Nature's Way® is one of the most recognized and trusted consumer brands of dietary supplements.  Nature's way is known for its expansive line of whole herbs, standardized extracts, vitamins & minerals, and homeopathic remedies.  Nature's Way® products include brands such as Alive!® multi-vitamins, Umcka® Cold Care, Sambucus®, and Primadophilus® probiotics. They offer over 600 premium nutritional and natural products.  For more information visit www.naturesway.com

About Epsilon
Epsilon is the global leader in creating connections between people and brands. An all-encompassing global marketing company, we harness the power of rich data, groundbreaking technologies, engaging creative and transformative ideas to get the results our clients require. Recognized by Ad Age as the #1 World CRM/Direct Marketing Network and #1 U.S. Agency from All Disciplines, Epsilon employs over 7,000 associates in 70 offices worldwide. Epsilon is an Alliance Data company. For more information, visit www.epsilon.com, follow us on Twitter @EpsilonMktg or call 1.800.309.0505.

About Alliance Data
Alliance Data® (NYSE: ADS) and its combined businesses is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500 company headquartered in Dallas, Alliance Data and its three businesses employ approximately 12,000 associates at more than 80 locations worldwide. Alliance Data was named to FORTUNE magazine's 2014 list of World's Most Admired Companies.

Alliance Data consists of three businesses: Alliance Data Retail Services, a leading provider of marketing-driven credit solutions; Epsilon®, a leading provider of multichannel, data-driven technologies and marketing services; and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada's premier coalition loyalty program. For more information about the company, visit our website, www.alliancedata.com, or follow us on Twitter via @AllianceData.

Alliance Data's Safe Harbor Statement/Forward Looking Statements
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "continue, " "could," "estimate," "expect," "intend, " "may, " "predict," "project," "would," and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise, except as required by law.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company's Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company's most recent Form 10-K.

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